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                                                                   EXHIBIT 10.50

     INVESTMENT AGREEMENT, dated as of April 12, 1996, by and between DRCA Medical Corporation, a Texas corporation (the "Borrower") and Chartwell Capital Investors, L.P., a Delaware limited partnership (the "Lender")

                             W I T N E S S E T H :

     WHEREAS, the Borrower is a publicly traded corporation engaged in the business of managing physicians' practices; and

     WHEREAS, the Borrower desires to expand its business; and

     WHEREAS, the Borrower has requested that Lender make available a credit facility of $2,500,000; and

     WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to make available to the Borrower the credit facility provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person and any Person that directly or indirectly owns more than 5% of the Borrower, and any officer or director of the Borrower, or any Affiliate of any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. PhysiCare, L.L.P., is an Affiliate of the Borrower and its Subsidiaries.

     "Agreement" shall mean this Investment Agreement, as modified supplemented or amended from time to time.

     "Bankruptcy Code" shall have the meaning provided in Section 9.5.

     "Borrower" shall have the meaning ascribed thereto in the first paragraph of this Agreement.

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     "Borrowing Entities" shall mean the Borrower, its Subsidiaries and all entities whose operations are consolidated with the Borrower for financial reporting purposes.

     "Borrowing Date" shall mean the date occurring on or after the Effective Date on which the proceeds of the Loan are made available to the Borrower.

     "Budget" shall have the meaning provided in Section 6.1(d).

     "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

     "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) specified in the clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean the voting common stock of the Borrower and any stock into which such Common Stock may thereafter have been changed.

     "Consulting Agreement" shall mean the Consulting Agreement in the form of Exhibit A hereto.

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     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of primary obligation in respect of which such Contingent Obligation is made, or if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Conversion" shall have the meaning provided in Section 8.1.

     "Conversion Date" shall have the meaning provided in Section 8.1.

     "Conversion Expiry Date" shall mean June 30, 1996.

     "Conversion Notice" shall have the meaning provided in Section 8.3.

     "Conversion Tests" shall have the meaning provided in Section 8.4.

     "Credit Documents" shall mean this Agreement, the Note, the Warrant, the Preferred Stock, the Tag-Along Rights Agreement, the Voting Agreement and the Registration Rights Agreement.

     "Default" shall mean any event, act or condition which notice or lapse of time, or both, would constitute an Event of Default.

     "Default Rate of Interest" shall have the meaning provided in Section 2.3.

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     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Effective Date" shall have the meaning provided in Section 10.9.

     "ERISA Affiliate" shall mean with respect to any Person any Person any other Person with respect to whom such Person may have liability under ERISA.

     "Event of Default" shall have the meaning provided in Section 9.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     "Health Care Laws" shall mean the federal and state laws, regulations, orders and restrictions governing the corporate practice of medicine, physician self-referral and medical fraud and abuse.

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the face amount of all letters of credit issued for account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person.

     "Lender" shall have the meaning ascribed thereto in the first paragraph of this Agreement.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall have the meaning provided in Section 2.1.

     "Maturity Date" shall mean June 30, 1996; provided, however, in the event that Borrower is not able to obtain the

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approval of its shareholders necessary to authorize the issuance of the
Preferred Stock on or before June 30, 1996, the Maturity Date will be extended until December 31, 1996.

     "Note" shall have the meaning provided in Section 2.2.

     "Permitted Liens" are liens permitted by Section 7.1.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute), any of the Borrowing Entities or an ERISA Affiliate of any of the Borrowing Entities.

     "Preferred Stock" shall mean the Series A Convertible Preferred stock of the Borrower containing the terms and conditions set forth in Exhibit B hereto.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement in the form of Exhibit C hereto.

     "SEC" shall have the meaning provided in Section 6.1(g).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any similar federal statute.

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Tag-Along Rights Agreement" shall mean the Tag-Along Rights Agreement in the form of Exhibit D hereto.


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     "Termination Date" shall mean the date of the earlier of (i) the redemption for cash and cancellation of the Preferred Stock, (ii) the conversion of the Preferred Stock into Common Stock or (iii) the issuance of Common Stock in respect of the exercise of the Warrant Agreement.

     "Transfer" shall mean sale, gift, pledge, assignment, bequest, transfer, transfer in trust, mortgage alienation, hypothecation, encumbering or disposition in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or transfer by operation of law or otherwise, or any transfer as a result of any voluntary or involuntary legal proceedings, execution, sale, bankruptcy, insolvency, or otherwise.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "United States" and "U.S." shall each mean the United States of America.

     "Voting Agreement" shall mean the Voting and Brokerage Agreement in the form of Exhibit E hereto.

     "Warrant" shall mean the Warrant in the form of Exhibit F hereto.

     1.2 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not a particular provision of this Agreement.

     (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in conformity with those used in the preparation of the financial statements referred to in Section 5.5 (a).

                    SECTION 2.  AMOUNT AND TERMS OF CREDIT.

     2.1 The Loan, Subject to and upon the terms and conditions set forth herein, the Lender agrees to make a term loan (the "Loan") in an amount equal to $2,500,000.

     2.2 Note. The Borrower's obligation to pay the principal of, and interest on, the loan made by Lender shall be evidenced by a subordinated promissory note duly executed and delivered by the Borrower in the form of Exhibit G (the "Note").

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     2.3  Interest.  (a)  The Borrower agrees to pay interest in respect of the unpaid principal amount of the Note from the Borrowing Date until the earlier of the Maturity Date or the date an Event of Default occurs at a rate per annum which shall be 10% until June 30, 1996, and 18% per annum thereafter; provided, however, that if the Note is converted to shares of Preferred Stock pursuant to
Section 8, interest shall accrue until the Conversion Date. Except in the case of an Event of Default and acceleration by Lender, subject to clause (b) below, accrued interest shall be due and payable by the Borrower on the Maturity Date. In the event that the Maturity Date is a date after June 30, 1996, (i) then Borrower shall pay to the Lender on June 30, 1996, all interest accrued up to such date; and (ii) after June 30, 1996, all accrued interest on the outstanding principal amount of the Loan shall be due and payable on the last day of each calendar month until the Maturity Date.

     (b) If the Borrower satisfies the Conversion Tests provided for in Section
8.4 and requires the Conversion of the Loan into shares of Preferred Stock of the Borrower, or if the Lender chooses to convert the Note into Preferred Stock of the Borrower, accrued interest charges on the Loan up to the Conversion Date shall be converted into Preferred Stock.

     (c) If the Borrower defaults in the payment of the amounts due under
Section 2.3(a) hereof on the Maturity Date or an Event of Default occurs, the rate of interest (the "Default Rate of Interest") payable on the total amount owed (including principal and, if and to the extent permitted by law, accrued interest and other amounts) shall be 18% per annum. Nothing set forth herein or in any of the other Credit documents shall permit Lender to charge, or require Borrower to pay, interest in excess of the lawful rate of interest. Any such payment in excess of the lawful rate shall be credited to principal or refunded to Borrower.

     2.4 Warrant. The Borrower shall execute and deliver to the Lender with the Note a detachable warrant in the form of the Warrant which shall be surrendered by Lender to Borrower and cancelled upon Conversion and shall be exercisable, if at all, by Lender only after the Maturity Date if the Conversion has not occurred on or before the Maturity Date, all as more specifically set forth in the Warrant.


                       SECTION 3.  PREPAYMENTS; PAYMENTS.

     3.1  Prepayments. Prior to June 30, 1996, except as otherwise provided in
Section 8 regarding the Borrower's right to cause a Conversion, the Borrower shall have no right to prepay the Loan. On or after June 30, 1996, Borrower may pay without penalty all or any portion of the amount owed earlier than it is due.

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     3.2  Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under the Agreement or the Notes shall be made to the Lender not later than 2:00 p.m. (Wilmington, Delaware time) on the date when due and shall be made in Dollars in immediately available funds at Lender's account at First Union National Bank of Delaware, Wilmington, Delaware. If any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, interest shall be payable at the applicable rate during such extension.

     3.3 Net Payments. All payments made by the Borrower hereunder or under the Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of Lender pursuant to the laws of the jurisdiction in which the principal office of Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or another charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under the Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in the Note. The Borrower agrees to indemnify and hold harmless Lender, and reimburse Lender upon its written requests, for the amount of any Taxes so levied or imposed and paid by Lender.


                       SECTION 4.  CONDITIONS PRECEDENT.

     The obligation of Lender to make a loan hereunder is subject, at the time of the making of such loan (except as hereinafter indicated), to the satisfaction of the following conditions:

     4.1 Execution of Agreement; Note and Warrant. On the Borrowing Date, there shall have been delivered to Lender the Note and Warrant duly executed by the Borrower in the amount, maturity and as otherwise provided herein.

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     4.2  No Default; Representations and Warranties.  At the time of the Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan.

     4.3 Opinion of Counsel. On the Borrowing Date, Lender shall have received from Hutcheson & Grundy, L.L.P., counsel to the Borrower, an opinion addressed to the Lender and dated the Borrowing Date covering the matters incident to the transactions contemplated herein as the Lenders may reasonably request in form and substance satisfactory to the Lender and the Borrower.

     4.4 Corporate Documents; Proceedings. (a) On the Borrowing Date, the Lenders shall have received a certificate, dated the Borrowing Date, signed by the President or any Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit H with appropriate insertions, together with copies of the Articles of Incorporation and By-Laws of the Borrower and the resolutions of the Borrower referred to in such certificate.

     (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and other documents to be received by Lender shall be satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     4.5 Evidence of Insurance Coverage. Schedule 4.5. lists the policies of insurance insuring Borrower and its assets against reasonably anticipated risks, which policies are in full force and effect.

     4.6 Other Agreements. Each of the parties to the following agreements shall have executed and delivered such agreements, all of which shall be in full force and effect:

     (a) the Tag-Along-Rights Agreement;

     (b)  the Voting Agreement;

     (c) the Registration Rights Agreement;

     (d)  the Consulting Agreement;

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     (e)  the Warrant; and

     (f) An Option Agreement between Borrower and Tom Conner in form and substance acceptable to Lender.

     Lender's funding of the Loan shall constitute evidence of Borrower's satisfaction of the conditions precedent specified in Article 4 or Lender's waiver of the conditions specified herein. The Note and the Warrant shall be delivered to Lender's designated agent in Wilmington, Delaware. All other certificates, legal opinions and other documents and all papers referred to in this Section 4, unless otherwise specified, shall be delivered to Lender at the Lender's office and shall be satisfactory in form and substance to the Lender.


             SECTION 5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower makes the following representations, warranties and agreements as of the Effective Date and the Borrowing Date, which shall survive the execution and delivery of this Agreement and the Note, the making of the Loan and the Conversion.

     5.1 Corporate Status. The Borrower is a duly organized and validly existing corporation in good standing under the laws of Texas. Each of the Borrowing Entities is a duly organized and validly existing entity under the laws of the jurisdiction of its incorporation. Each of the Borrowing Entities
(i) has the power and authority to own its property and assets and to transact the business in which it is engaged and (ii) is duly qualified as a foreign corporation or partnership, and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification.

     5.2 Corporate Power and Authority. The Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Borrower has duly executed and delivered each of the Credit Documents that it is required to execute and deliver, and each such Credit Document constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

     5.3 No Violation. Neither the execution, delivery or performance by the Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loan
(i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental

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instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of the Borrowing Entities pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of the Borrowing Entities is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Articles of Incorporation or By-Laws or other organizational document of the Borrower or any of the Borrowing Entities.

     5.4 Governmental Approvals. Except for filings necessary to authorize the Preferred Stock, no order, consent, approval, license, authorization or validation of, or filing recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document to which the Borrower is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document or (iii) the activities of the Borrower or the Borrowing Entities anticipated to be undertaken in connection with its business.

     5.5 Financial Statements; Financial Condition; Undisclosed Liabilities; etc. (a) The audited balance sheets of the Borrowing Entities at December 31, 1995 and the related statements of income and the related schedules of the Borrowing Entities for the period ended on such date, with the report of Price Waterhouse thereon, and heretofore furnished to the Lender present fairly the financial condition of the Borrowing Entities at the date of such statements of financial condition and the results of the operations of the Borrowing Entities for such fiscal year. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices ("GAAP"). Except as set forth on Schedule 5.5(b), since December 31, 1995, there has been no material adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities taken as a whole.

     (b) Except as fully reflected in the financial statements delivered pursuant to Section 5.5(a) or as set forth in Schedule 5.5(b), there are no liabilities or obligations with respect to the Borrowing Entities of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrowing Entities taken as a whole. The Borrower does not know of any basis for the assertion against the Borrowing Entities

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of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 5.5(a) which, either individually or in the aggregate, could be material to the Borrowing Entities taken as a whole.

     (c) Schedule 5.5(c) hereto fully and accurately sets out all the material contracts to which any of the Borrowing Entities is a party, and Borrower has provided copies to Lender of such contracts requested by Lender.

     5.6 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any of the Credit Documents or (ii) except as set forth in Schedule 5.6 hereto, against any of the Borrowing Entities, except for actions, suits or proceedings as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities taken as a whole.

     5.7 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any of the Borrowing Entities in writing to the Lender (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any of the Borrowing Entities in writing to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

     5.8 Use of Proceeds. All proceeds of the Loan shall be used by the Borrower for the purposes listed in Schedule 5.8 hereto. Any other use of the proceeds of the Loan shall require the prior written consent of the Lender. The Borrower shall not use the proceeds to make a capital contribution to a Subsidiary or to any other person.

     5.9 Tax Returns and Payments. Each of the Borrowing Entities has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Such tax returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Each of the Borrowing Entities has paid, or has provided adequate reserves (in good faith judgment of the management of the

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Borrower and in accordance with generally accepted accounting principles) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries.

     5.10 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; none of the Borrower, any other Borrowing Entity nor any ERISA Affiliate has incurred as of December 31, 1995 any material liability to or on account of a Plan except as reflected in the December 31, 1995, financial statements of the Borrowing Entities; no proceedings have been instituted to terminate any Plan; to the knowledge of the Borrower, no condition exists which presents a material risk to the Borrower or any of the Borrowing Entities or any ERISA Affiliate of incurring a liability after December 31, 1995 to or on account of a Plan except in the ordinary course of the business of the Borrowing Entities and similar in nature and amount to expenses and liabilities reflected in the December 31, 1995 financial statements of the Borrowing Entities; and the Borrower and the other Borrowing Entities may terminate contributions to any employee benefit plans maintained by them without incurring any material liability, other than for benefits accrued and reflected in the December 31, 1995 financial statements of the Borrowing Entities, to any Person interested therein.

     5.11 Capitalization. The authorized capital stock of the Borrower consists of 50,000,000 shares of Common Stock of which 5,285,975 shares are outstanding. All such outstanding shares of Common Stock have been duly and validly issued and are fully paid and non-assessable. Other than the Note issued to the Lender pursuant to this Agreement, the stock options to be granted to Tom Conner pursuant to the Option Agreement referred to in Section 4.6(f) hereof, the Preferred Stock into which the Note is convertible and the securities and agreements listed on Schedule 5.11 hereto, none of the Borrower or its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     5.12 Subsidiaries. The entities listed on Schedule 5.12 hereto are the only Subsidiaries of the Borrower. Schedule 5.12 hereto correctly sets forth the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of its Subsidiaries and also identifies the direct owner thereof.

     5.13  Compliance with Statutes, etc.   Each of the Borrowing Entities is in
compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including without limitation, the Health Care Laws and all applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non compliances as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities taken as a whole.

     5.14 Investment Company Act. None of the Borrowing Entities is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.15 Public Utility Holding Company Act. None of the Borrowing Entities is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.16 Labor Relations. None of the Borrowing Entities is engaged in any unfair labor practice that would have a material adverse effect on the Borrowing Entities taken as a whole. There is (i) no significant unfair labor practice complaint pending against any of the Borrowing Entities or, to the best knowledge of the Borrower, threatened against any of them, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against any of the Borrowing Entities or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against any of the Borrowing Entities or, to the best knowledge of the Borrower, threatened against any of the Borrowing Entities and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of any of the Borrowing Entities and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any mater specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities taken as a whole.

     5.17 Patents, Licenses, Franchises and Formulas. Each of the Borrowing Entities owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities taken as a whole.


                       SECTION 6.  AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that on and after the Effective Date and until the Termination Date:

     6.1  Information Covenants.  The Borrower will furnish to the Lender:

          (a) Quarterly Financial Statements. Within 45 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of the Borrower, consolidating and consolidated statements of financial condition of the Borrowing Entities as at the end of such quarterly accounting period in each fiscal year of the Borrower, and the related statements of income and retained earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Borrower, subject to normal year-end audit adjustments and prepared in accordance with generally accepted accounting principles.

          (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidating and consolidated statements of financial condition of the Borrowing Entities as at the end of such fiscal year and the related statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and prepared in accordance with generally accepted accounting principles and certified by independent certified public accountants of recognized national standing reasonably acceptable to the Lender, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrowing Entities, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a

     Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c) Management Letters. Promptly after the Borrower's receipt thereof, a copy of any "management letter" received by the Borrower from its certified public accountants, if any.

          (d) Budgets. Within 60 days after the first day of each fiscal year of the Borrower, a budget for the Borrowing Entities in form and substance satisfactory to the Lender (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for the entire fiscal year in aggregate and individually for each month of such fiscal year ("Budget") accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of his knowledge, the Budget is a reasonable estimate for the period covered thereby.

          (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 6.1(a) and (b), a certificate of the chief financial officer of the Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

          (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against any of the Borrowing Entities which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities taken as a whole or (y) with respect to any of the Credit Documents and (iii) any other event which is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities, taken as a whole.

          (g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC").

          (h) Other Information. From time to time, such other information or documents (financial or otherwise) as the Lender may reasonably request, including monthly statements.

          6.2 Books, Records and Inspections. The Borrower will, and will cause each of the other Borrowing Entities to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the other Borrowing Entities to, permit officers and designated representatives of the Lender to visit and inspect, under guidance of officers of the Borrower or such Borrowing Entity, any of the properties of the Borrower or the other Borrowing Entities, and to examine the books of record and account of the Borrower or such Borrowing Entity with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

          6.3 Maintenance of Property, Insurance. The Borrower will, and will cause each of the other Borrowing Entities to, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are reflected in Schedule 4.5 hereto, and (iii) furnish to the Lender, upon written request, full information as to the insurance carried.

          6.4 Corporate Franchises. The Borrower will, and will cause each of the other Borrowing Entities to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 6.4 shall prevent the withdrawal by the Borrower or any of the other Borrowing Entities of its qualification as a foreign corporation in any jurisdiction where such withdrawal does not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities taken as a whole.

          6.5 Compliance with Statutes, etc. The Borrower will, and will cause each of the other Borrowing Entities to, comply, and periodically undertake such studies and investigations as Lender may reasonably request to insure compliance, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, the Health Care Laws and all applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities taken as a whole.

          6.6  ERISA.   The Borrower will deliver to the Lender a complete copy
of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service within 30 days of such filing.

          6.7 Performance of Obligations. The Borrower will, and will cause each of the other Borrowing Entities to, perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not in the aggregate have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowing Entities taken as a whole.

          6.8 Preferred Stock. The Borrower will promptly take all reasonable actions necessary to authorize and issue the Preferred Stock prior to the Maturity Date including recommending approval by its shareholders.

          6.9 Payment of Taxes. The Borrower will pay and discharge or cause to be paid and discharged, and will cause each of the other Borrowing Entities to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any material properties of the Borrower or any of the other Borrowing Entities; provided that neither the Borrower nor any of the other Borrowing Entities shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          6.10 Further Action by Borrower. The Borrower, at its expense, shall promptly and duly execute and deliver to the Lender such documents and assurances and take such further action as Lender may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and the other Credit Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lender hereunder and thereunder.


                        SECTION 7.  NEGATIVE COVENANTS.

                     The Borrower covenants and agrees that on and after the Effective Date and until the Termination Date:

          7.1 Consolidation, Merger, Sale of Assets, etc. Without the written consent of the Lender, the Borrower will not, and will not permit any of the other Borrowing Entities to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person except acquisitions (by any form, whether in the form of a merger, consolidation, asset acquisition or otherwise, provided that in any such merger or consolidation the holders of Common Stock immediately prior thereto receive as a result securities entitling such holders to exercise immediately thereafter more than 50 percent of the total voting power of all outstanding securities entitled to vote in the election of directors of the surviving corporation) of medical practices, medical service businesses, or other businesses related thereto or permit any of the other Borrowing Entities to do any of the foregoing, except that (i) the Borrowing Entities may make sales of inventory in the ordinary course of business, (ii) the Borrowing Entities may, in the ordinary course of business, sell equipment which is uneconomic or obsolete, and (iii) capital expenditures shall be permitted to the extent not in violation of Section 7.6.

          7.2 Dividends. The Borrower will not and will not permit any of the other Borrowing Entities to, declare or pay any dividends, or return any capital, to its stockholders or partners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders or partners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares or any interest in its or their capital or capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower or any of the Borrowing Entities with respect to its or their capital or capital stock); provided, however, a wholly owned Subsidiary may take any of such actions prohibited above with another wholly owned Subsidiary or with Borrower.

          7.3 Indebtedness. Without the written consent of the Lender, the Borrower will not, and will not permit any of the other Borrowing Entities to, contract, create, incur, assume or suffer to exist any Indebtedness, except (i) for the purposes listed in Schedule 5.8, (ii) accrued expenses and current trade accounts payable incurred in the ordinary course of business, which are to be repaid in full not more than 90 days after the date on which such Indebtedness is originally incurred, (iii) debt reflected in the financial statements dated December 31, 1995 submitted to the

Lender in accordance with Section 5.5, (iv) liabilities set forth on Schedule 5.5(b) and (v) any indebtedness incurred in connection with any individual capital expenditures of less than $75,000.

          7.4 Advances, Investments and Loans. Without the written consent of the Lender, the Borrower will not, and will not permit any of the other Borrowing Entities to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

          (i) the Borrower and the other Borrowing Entities may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (ii) the Borrower and the other Borrowing Entities may acquire and hold Cash Equivalents;

          (iii) the Borrower and the other Borrowing Entities may execute, without limitation, promissory notes, security agreements, financing statements and/or any other documents required to document and/or collateralize loans or advances from one Borrowing Entity to any other Borrowing Entity and to evidence any Borrowing Entity's guarantee or pledge of collateral to support Borrower's commercial and/or private lending sources; and

          (iv) the Borrower and the other Borrowing Entities may make loans or advances to employees or Affiliates in the ordinary course of business up to $5,000.00 per Person, which loans or advances are expected to be repaid within 90 days, or in any case to any Person in an amount not to exceed $1,000.00

          7.5 Transactions with Affiliates. Schedule 7.5 sets forth substantially all of the transactions between the Borrowing Entities and their Affiliates. Except for transactions with Subsidiaries as contemplated by this Agreement and the transactions with Affiliates described on Schedule 7.5, the Borrower will not, and will not permit any of the other Borrowing Entities to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrowing Entities, other than on terms and conditions substantially as favorable to the Borrower or such Borrowing Entity as would be obtainable by the Borrower or such Borrowing Entity at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          7.6 Capital Expenditures. Without the prior written consent of the Lender, the Borrower will not, and will not permit any of the other Borrowing Entities to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including capitalized lease obligations) other than those expenditures described in
Schedule 5.8 hereto and any individual capital expenditures of less than $75,000.00.


          7.7 Limitation on Modifications of Articles of Incorporation, By-Laws and Certain Other Agreements; etc. The Borrower will not, and will not permit any of the other Borrowing Entities to, amend, modify or change its articles of incorporation or by-laws, or any agreement entered into by it, with respect to its capital or capital stock, or enter into any new agreement with respect to its capital or capital stock except the Borrower may amend its articles of incorporation to authorize the Preferred Stock and delete certain restrictions therein regarding the number of the Borrower's directors.

          7.8 Business. The Borrower will not, and will not permit any of the other Borrowing Entities to, engage (directly or indirectly) in any business materially different than the business in which it is engaged on the Effective Date.


                        SECTION 8.  CONVERSION OF NOTE.

          8.1  Conversion.    (a) Subject to and upon compliance with the
provisions of this Section 8 and provided the shareholders of Borrower have authorized the Borrower to issue Preferred Stock, the Lender may on any Business Day (such Business Day, a "Conversion Date"), at its option, convert the Note (including any accrued but unpaid interest due under the Note) in whole, but not in part, into a whole number of shares of Preferred stock of the Borrower as set forth below.

          (b) Subject to and upon compliance with the provisions of this Section 8 and provided that the Borrower has met the Conversion Tests prior to the Conversion Expiry Date, the Lender shall convert the Note in whole, but not in part, into a whole number of shares of Preferred Stock of the Borrower as set forth below.

          (c) Conversion of the Note into shares of Preferred Stock pursuant to paragraphs (a) or (b) is referred to as "Conversion."

          8.2 Determination of Number of Shares. Upon Conversion of the Note, the Lender shall be entitled to receive from the Borrower a number of shares of the Borrower's Preferred Stock ($100 liquidation preference) determined by dividing the principal plus accrued interest outstanding under the Note on the Conversion Date by $100.00.

          8.3 Notice of Conversion. (a) Whenever the Lender elects to effect a Conversion, the Lender shall give the Borrower at least 10 Business Days prior notice thereof. Each such notice (a "Conversion Notice") shall specify (i) the Conversion Date, and (ii) the number of shares of Preferred Stock that the Lender will receive.

          (b) Whenever the Borrower has met the Conversion Tests and elects to require a Conversion, it shall give the Lender at least 10 Business Days prior notice thereof by completing and delivering to Lender a Conversion Notice.

          8.4 Conversion Tests. Provided that the following conditions are met (the "Conversion Tests"), the Borrower may require the Conversion of the Notes:

          (i) No material Default or material Event of Default has occurred and remains unremedied; and

          (ii) The stockholders of the Borrower shall have approved an amendment of the Borrower's Articles of Incorporation to authorize issuance of preferred shares, the Borrower's Board of Directors shall have duly adopted, authorized and designated the Preferred Stock and the Borrower shall have amended its Articles of Incorporation and taken all other corporate action that may be necessary to issue the Preferred Stock.

          (iii) Borrower's Counsel, Hutcheson & Grundy, L.L.P., shall have delivered to the Lender an opinion in form and substance satisfactory to the Lender relating to the authorization of the Preferred Stock.

          8.5 Mechanics of Conversion. On the Conversion Date, (i) the Borrower shall deliver to the Lender at the Lender's office a certificate or certificates for the number of shares of Preferred Stock to which the Lender is entitled pursuant to Section 8.2 and (ii) in exchange the Lender shall tender to the Borrower the Note and the Warrant Agreement.

          8.6 Effect of Conversion. The delivery to the Lender of a certificate or certificates evidencing the shares of Preferred Stock into which the Lender's Note has been converted plus cash in lieu of any fractional shares shall be deemed to satisfy the Borrower's obligation to pay, when due, the principal amount of the Loan so converted and all accrued and unpaid interest thereon through the Conversion Date. Such accrued interest shall be deemed paid and not cancelled, extinguished or forfeited.

          8.7 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the Conversion of the Note.

          8.8 Borrower to Reserve Preferred Stock. (a) The Borrower covenants and agrees that upon approval of an amendment to the Borrower's Articles of Incorporation by the shareholders authorizing the Preferred Stock, it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock for the purpose of effecting Conversion of the Note hereunder the full number of shares of Preferred Stock deliverable on the Conversion Date pursuant to Section 8.2 and, if at any time the sum of the number of authorized but unissued shares of Preferred Stock shall not be sufficient to effect Conversion of the Note hereunder, the Borrower will take such corporate action as may be necessary to increase its authorized but unissued Preferred Stock to such number of shares as shall be sufficient for that purpose.

          (b) The Borrower covenants and agrees that all Preferred Stock which may be delivered in accordance with this Agreement shall upon delivery be duly and validly issued and fully paid and nonassessable.

          8.9 Taxes on Conversion. The Borrower will pay any and all documentary stamp or similar issue or transfer taxes or any other taxes payable in respect of the issue or delivery of Preferred Stock upon Conversion.

          8.10 Legend. The Lender acknowledges that any certificate for shares of Preferred Stock received by it hereunder upon Conversion will bear the following legend:

          The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act to the extent supported by an opinion of counsel who is reasonably acceptable to the issuer or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

          The foregoing legend shall be removed from the certificates representing any such converted shares at the request of the holder thereof at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act, which request is accompanied by an opinion of legal counsel who is reasonably satisfactory to the Borrower concerning compliance with the conditions of Rule 144(k).

          8.11 Lender's Representation Regarding Acquisition of the Preferred Stock. Lender has conducted its own due diligence regarding Borrower, has met in person or via telephone with Borrower's management and board of directors and has been given the opportunity to review all corporate documents of Borrower and to ask questions regarding Borrower and its business prior to Lender's execution of this Agreement. Lender has been provided and has reviewed (i) the Borrower's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 and (ii) the Proxy Statement for the Borrower's 1996 annual meeting of stockholders. The Lender will represent and warrant on the Conversion Date that it is acquiring the Preferred Stock solely for its own account and not with the intent to resell such shares in connection with any distribution of such securities in violation of the Securities Act or other applicable securities laws and the rules and regulations promulgated thereunder.


                        SECTION 9.  EVENTS OF DEFAULT.

          Upon the occurrence of any of the following specified events (each an "Event of Default"):

          9.1 Payments. The Borrower shall default in the payment when due of the principal or interest on the Note or any other amounts owing hereunder or under the Note and the continuance thereof for ten (10) days after written notice; or

          9.2 Representations, etc. Any representation, warranty or statement made by or on behalf of any of the Borrowing Entities, herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.3 Covenants. The Borrower or any other Borrowing Entity shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.1(f) or Section 7 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.1 and 9.2 and clause (i) of this Section 9.3) contained in this Agreement, and such default referred to in clause (i) or (ii) of the this Section 9.3 shall continue unremedied for a period of 30 days after written notice, specifying the default, to the Borrower by the Lender; or

          9.4 Default Under Other Agreements. (a) The Borrower, or any of the Borrowing Entities shall be in default in (i) any payment of any Indebtedness (other than the Note) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) the observance or performance of any agreement or condition relating to any Indebtedness (other than the Note) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness of the Borrower or any of the Borrowing Entities shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not be a Default or Event of Default under this Section 9.4 unless the aggregate principal amount of all such Indebtedness as described in clauses (a) and (b), inclusive, exceeds $100,000 at any one time; or

          9.5 Bankruptcy, etc. The Borrower or any of the other Borrowing Entities shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto or any similar law of any jurisdiction (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower, or any of the Borrowing Entities, and the petition is not controverted within 10 days, and is not dismissed within 60 days, after commencement of the case; or a custodian is appointed for, or takes charge of, all or substantially all of the property of the Borrower, or any of the Borrowing Entities, or the Borrower or any of the Borrowing Entities commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of the Borrowing Entities, or there is commenced against the Borrower or any of the Borrowing Entities any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of the Borrowing Entities is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of the Borrowing Entities suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of the Borrowing Entities makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of the Borrowing Entities for the purpose of effecting any of the foregoing; or

          9.6  ERISA.   Borrower or any of the Borrowing Entities or ERISA
Affiliates has incurred or is likely to incur a liability to or on account of a Plan and there shall result from any such the imposition of a Lien upon the assets of the Borrower or any of the Borrowing Entities, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability, will have a material adverse effect upon the business, operations, property, assets, condition

(financial or otherwise) or prospects of the Borrowing Entities taken as a whole; or

          9.7 Judgments. One or more judgments or decrees shall be entered against the Borrower, or any of the Borrowing Entities involving in the aggregate for the Borrower and the Borrowing Entities a liability (not paid or fully covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lender or the holder of the Note to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 9.5 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Lender to the Borrower shall occur automatically without the giving of any such notice), (i) declare the principal of and any accrued interest in respect of the Loan and the Note and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower or (ii) declare that the total amount owed (including principal, accrued interest and other amounts to the extent permitted by law) shall thereafter bear interest at the Default Rate of Interest.

In addition to the above rights and remedies that the Lenders have if an Event of Default shall occur, the Lender shall be relieved of any obligation, but not the right, to convert its Note pursuant to Section 8.1(b).


                          SECTION 10.  MISCELLANEOUS.

          10.1 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and disbursements of Lender's counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instrument referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Lender);
(ii) pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iii) indemnify the Lender, its partners, officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of the Loan hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified).

          10.2 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder or related to the execution hereof shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed through the U.S. Postal Service, telegraphed, telexed, telecopies, cabled or delivered to the address of the party listed opposite such party's signature line, or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopies, or cabled or sent by courier, become effective upon receipt.

          10.3 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. No assignment by Lender of the Credit Documents shall be effective so long as any amount is due Lender under the Note and Borrower is not in default thereunder. No assignment by Lender of this Agreement, unless the Note is in default, shall be effective until three (3) years after the date of this Agreement; provided, however, this sentence does not prohibit Lender from assigning any of the other Credit Documents. If the Lender transfers, assigns or pledges all or a part of its rights hereunder or under the Note to any other Person, any reference to Lender in this Agreement or the Note shall thereafter refer to the Lender and to such other person to the extent of their respective interests.

          10.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender or any holder of the Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Lender or the holder of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender or any holder of the Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or any holder of the Note to any other or further action in any circumstances without notice or demand.

          10.5 Obligations. No partner of Lender will have any personal liability for the performance of this Agreement, or for any claim, liability, judgment or obligation arising out of or connected with this Agreement. The Borrower, may look solely to Lender and Lender's assets for satisfaction of any such performance, claim, liability, judgment or obligation.

          10.6 Calculations; Computations. (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender).

          (b) All computations of interest hereunder shall be made on the basis of a year of the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          10.7  Governing Law; Submission to Jurisdiction; Venue.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF DELAWARE. Subject to the provision of clause (c) below, any legal action or proceeding against any of the parties hereto with respect to this Agreement or any other Credit Document may be brought in the courts of the State of Texas or of the United States for the Southern District of Texas, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Borrower and the Lender further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Lender, or any holder of the Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          (b) Each of the Borrower and the Lender hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and to the arbitration in accordance with clause (d) below and hereby further irrevocably waives and agrees not to plead or claim in any such court or arbitration tribunal that any such action or proceeding brought in any such court or tribunal has been brought in an inconvenient forum.

          (c) Notwithstanding the above, either party may submit any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or any other Credit Document or the interpretation, enforcement or breach thereof to be resolved by arbitration conducted pursuant to clause (d) below. Upon notification by such party of its desire therefore, the other party hereby consents to the removal of any action commenced by either party in any court to arbitration.

          (d) The arbitration referred to in clause (c) above shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as amended and in effect on the date that demand for arbitration is filed with the AAA. Each party to the arbitration shall select one (1) arbitrator. Immediately thereafter, the two (2) arbitrators selected by the parties pursuant to the preceding sentence shall mutually select a third arbitrator. If the parties are unable to select a third arbitrator, the third arbitrator will be selected by the AAA. The ruling of the three (3) arbitrators selected in accordance with the preceding sentences shall be binding and conclusive upon the parties hereto to the fullest extent permitted, and judgment upon the award rendered may be entered in any court of competent jurisdiction. The arbitration shall take place in Jacksonville, Florida.

          10.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by both parties hereto shall be lodged with the Borrower and the Lender.

          10.9 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which all parties hereto shall have each signed a copy of this Agreement (whether the same or different copies).

          10.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          10.11 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by this Borrower and each of the Lenders.

          10.12 Survival. All representations, warranties and indemnities set forth herein shall survive the execution and delivery of this Agreement and the Note, the making and repayment of the Loan and the Conversion for the benefit of the Lender in its capacity as a former creditor and as a shareholder.

          10.13 Allocation. Lender and Borrower hereby stipulate and agree that the Note has a value of $2,499,000 and the Warrant has a value of $1,000. Lender and Borrower shall each file their federal income tax returns in accordance with these stipulated values.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                 DRCA MEDICAL CORPORATION
                                 Three Riverplace
                                 Suite 1430
                                 Houston, Texas 77056



                                 By /s/ Jose E. Kauachi
                                    ----------------------------------
                                    Name: Jose E. Kauachi
                                    Title: President



                                 CHARTWELL CAPITAL INVESTORS, L.P.
                                 One Independent Drive, Suite 1610
                                 Jacksonville, Florida 32202

                                 By:  Chartwell Capital Partners, L.P.,
                                      its General Partner

                                 By:  Chartwell Partners, L.P.,
                                      its General Partner

                                      By:  Chartwell, Inc., its
                                           General Partner



                                 By   /s/ Anthony Marinatos
                                      ------------------------
                                      Name: Anthony Marinatos
                                      Title: President

                        LIST OF SCHEDULES AND EXHIBITS
SCHEDULES
- ---------

Schedule 4.5    -   Insurance
Schedule 5.5(b) -   Material Adverse Changes and Liabilities
Schedule 5.5(c) -   Material Contracts
Schedule 5.6    -   Litigation
Schedule 5.8    -   Use of Proceeds
Schedule 5.11   -   Convertible Securities, etc.
Schedule 5.12   -   Subsidiaries
Schedule 7.5    -   Transactions with Affiliates


EXHIBITS
- --------

Exhibit A -   Form of Consulting Agreement
Exhibit B -   Terms of Preferred Stock
Exhibit C -   Form of Registration Rights Agreement
Exhibit D -   Form of Tag-Along Rights Agreement
Exhibit E -   Form of Voting Agreement
Exhibit F -   Form of Warrant
Exhibit G -   Form of Note
Exhibit H -   Form of Officers' Certificate

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